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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 31, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


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

      New York                         1-2360                                  13-0871985
(State of Incorporation)        (Commission File Number)           (IRS employer Identification No.)


                 ARMONK, NEW YORK                                                10504
     (Address of principal executive offices)                                 (Zip Code)

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                                  914-499-1900
                         (Registrant's telephone number)






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Item 5.  Other Events

    The registrant's press release dated December 31, 2002, regarding its U.S. pension plan funding is Attachment I of this Form 8-K.

        IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: December 31, 2002


                                            By:    /s/   Robert F. Woods
                                                 ----------------------------
                                                      (Robert F. Woods)
                                                 Vice President and Controller

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                                Attachment I



IBM MAKES YEAR-END CONTRIBUTION TO U.S. PENSION FUND


        ARMONK, N.Y., Dec. 31, 2002 -- IBM today announced that it has restored the company's U.S. pension plan to fully funded status, as measured by its accumulated benefit obligation (ABO), through a contribution of cash and stock. The contribution, completed today, totals approximately $3.95 billion, $2.09 billion or 52.9 percent in cash with the remaining $1.86 billion or 47.1 percent funded with 24,037,354 shares of IBM stock. The company previously announced, on Dec. 4, its intention to fully fund the U.S. pension plan by year-end.

        The contribution was greater than the $3 billion estimated by the company in early December due to the performance of capital markets, which decreased the value of the pension plan's assets in the intervening weeks.

        "Our free cash flow and our balance sheet are strong enough for us to fully fund the U.S. pension plan," said John R. Joyce, senior vice president and IBM chief financial officer. "At the same time, we made a number of strategic investments throughout the year to better position our company to meet the changing requirements of our customers in this new 'ebusiness on demand' world."